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                                                                    EXHIBIT 10.5

                               AMENDMENT TO THE
                             ALLTRISTA CORPORATION
                      EXCESS SAVINGS AND RETIREMENT PLAN

     This Amendment is made to the Alltrista Corporation Excess Savings and Retirement Plan, which was effective as of May 1, 1997 (the " Excess Savings and Retirement Plan "). This Amendment shall be effective as of June 21, 2001. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the ESRP.

     The Excess Savings and Retirement Plan is hereby amended as follows:

     1.   Subsection (b) of the definition of "Change in Control" set forth in
     Section 7.7 of the Excess Savings and Retirement Plan is amended by replacing in its entirety the parenthetical that begins in the third line of such Subsection (b) with the following new parenthetical:

     "(other than a director whose initial assumption of office in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company, including but not limited to Messrs. Martin E. Franklin and Ian G.H. Ashken)"

     2. Except as herein modified, the Excess Savings and Retirement Plan shall remain in full force and effect.